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                          CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Condensed Financial Information" in the Prospectus and "Independent Accountant" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report dated January 23, 2004 in the Registration Statement (Form N-1A) of Mairs and Power Balanced Fund, Inc., filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 49 under the Securities Act of 1933 (Registration No. 2-18269) and Amendment No. 49 under the Investment Company Act of 1940 (Registration No. 811-1048).

                                                           /s/ Ernst & Young LLP




Minneapolis, Minnesota
April 21, 2004